Exhibit 99.1

SOHU.COM REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 UNAUDITED

FINANCIAL RESULTS

Fourth Quarter Brand Advertising Revenues Increase 30% Year-on-Year to Record US$22.0 Million;

Fiscal 2006 Brand Advertising Revenues Increase 35% to Record US$79.0 Million

Fourth Quarter Total Revenues of US$34.4 million; Fiscal 2006 Total Revenues Increase 28% to Record

US$134.2 Million

BEIJING, CHINA, February 5, 2007 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, search and mobile value-added services company, today reported unaudited financial results for the fourth quarter and fiscal year ended December 31, 2006.

Business Highlights

Highlights For Fourth Quarter 2006

•	Record brand advertising revenues of US$22.0 million, up 30% year-on-year and 5% quarter-on-quarter, meeting the high end of company guidance

•	Record advertising revenues of US$24.9 million, up 23% year-on-year and 4% quarter-on-quarter, meeting company guidance

•	Non-advertising revenues of US$9.4 million, up 1% year-on-year and down 18% quarter-on-quarter

•	Total revenues of US$34.4 million, up 16% year-on-year and down 3% quarter-on-quarter, meeting company guidance

•	Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$8.1 million or US$0.21 per fully diluted share, meeting company guidance

•	GAAP net income of US$6.1 million or US$0.16 per fully diluted share

•

Explanation of the Company’s non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations.”

Highlights For Fiscal Year 2006

•	Record brand advertising revenues of US$79.0 million, up 35% year-on-year

•	Record advertising revenues of US$91.8 million, up 29% year-on-year

•	Non-advertising revenues of US$42.5 million, up 26% year-on-year

•	Record total revenues of US$134.2 million, up 28% year-on-year

•	Fiscal 2006 non-GAAP net income of US$32.8 million or US$0.85 per fully diluted share

•	Fiscal 2006 GAAP net income of US$25.9 million or US$0.68 per fully diluted share

Dr. Charles Zhang, Chairman and CEO of Sohu, commented, “Our visionary leadership has enabled us to re-engineer Sohu into a technological-focused company. Accomplishments to date have been extraordinary, such as our peers-to-peers streaming technology for both live broadcasting and video-on-demand, as well as the just-launched Sogou 3.0. Our outstanding research and development team will continue to bring even more powerful and impressive products to market in 2007 and attract an even wider audience to Sohu’s premier matrix of websites. I have full confidence that our competitive advantage in technology will solidify Sohu’s leadership position in the China Internet space, especially in the brand advertising market.”

Fourth Quarter Financial Results

Total revenues for fourth quarter ended December 31, 2006 totaled US$34.4 million, compared to revenues of US$35.4 million for third quarter ended September 30, 2006, and US$29.7 million for fourth quarter ended December 31, 2005. Gross margin of 63% in fourth quarter of 2006 decreased from 65% in the previous quarter and 68% in the same period of 2005. Non-GAAP gross margin of 65% in fourth quarter of 2006 was approximately equivalent to 66% in the previous quarter and down from 68% in the same period of 2005.

Net income for fourth quarter of 2006 was US$6.1 million or US$0.16 per fully diluted share. Non-GAAP net income for fourth quarter of 2006 was US$8.1 million or US$0.21 per fully diluted share. This compares to non-GAAP net income of US$8.5 million or US$0.22 per fully diluted share for the previous quarter and US$8.9 million or US$0.23 per fully diluted share for fourth quarter of 2005.

Advertising revenues for fourth quarter of 2006 totaled US$24.9 million, a 23% year-on-year improvement and a 4% increase quarter-on-quarter. Advertising revenues, consisting of US$22.0 million in brand advertising and US$2.9 million in sponsored search, accounted for 73% of total revenues in fourth quarter of 2006. Brand advertising revenues for fourth quarter of 2006 were US$22.0 million, an increase of 30% year-on-year and 5% quarter-on-quarter. Sponsored search revenues for fourth quarter of 2006 were US$2.9 million, down 14 % year-on-year and up 3% quarter-on quarter. Advertising gross margin was 65%, down from 69% in the previous quarter and 74% in fourth quarter of 2005. Advertising non-GAAP gross margin was 66%, down from 71% in the previous quarter and lower than 74% in fourth quarter of 2005. Gross margins decline were primarily due to an increase in content costs, increased headcount, and higher bandwidth and server depreciation costs.

For the fourth quarter of 2006, Sohu’s non-advertising revenues, which are derived mainly from wireless value-added services and online games, increased by 1% year-on-year and decreased 18% quarter-on-quarter to US$9.4 million, representing 27% of total revenues. The decrease was mainly due to the full quarter impact of the implementation of double confirmations on SMS monthly subscriptions and the further strengthening of billing policies and procedures of certain provincial mobile network operators. Non-advertising gross margin improved to 60% compared to 56% in previous quarter and 55% in fourth quarter of 2005. Non-advertising non-GAAP gross margin improved to 60% compared to 57% in previous quarter and 55% in fourth quarter of 2005. Improved gross margins were primarily due to an increased margin for online games and an increase in wireless gross margin due to improved control of content costs.

For the fourth quarter, Sohu’s operating expenses totaled US$16.1 million. Non-GAAP operating expenses totaled US$14.5 million, a decrease of 6% from previous quarter and up 4%

year-on-year. The quarter-on-quarter decrease was mainly due to a decrease in bad debt expenses and professional fee, while the year-on-year increase was due to the Company’s increased investment in research and development, increased marketing expenses on branding, and an increase in headcount and salaries.

Fiscal Year 2006 Financial Results

Total revenues for fiscal year 2006 totaled US$134.2 million, a 28% increase over fiscal year 2005 revenues of US$104.5 million. Gross margin was 65% in fiscal 2006, down from 69% in fiscal 2005. Non-GAAP gross margin was 66% in fiscal 2006, down from 69% in fiscal 2005.

Advertising revenues for fiscal year 2006 totaled US$91.8 million, up 29% from US$70.9 million in fiscal 2005. Brand advertising revenues grew 35%, attributable to China’s robust online advertising market and heightened activity related to the World Cup last summer, whereas sponsored search revenues grew 3% year-on-year.

In fiscal 2006, Sohu’s non-advertising revenues totaled US$42.5 million, up 26% from US$33.7 million in fiscal 2005.

Net income for fiscal 2006 was US$25.9 million or US$0.68 per fully diluted share. Non-GAAP net income in fiscal 2006 was US$32.8 million or US$0.85 per fully diluted share compared to net income of US$29.8 million or US$0.77 per fully diluted share in fiscal 2005.

As of December 31, 2006, Sohu’s cash, cash equivalents and investments in marketable debt securities balance was US$129.7 million, compared to US$120.0 million and US$133.1 million as of September 30, 2006 and December 31, 2005, respectively.

Ms. Carol Yu, Co-president and CFO of Sohu.com, stated, “Our primary focus continues to be on our core advertising business, which contributed 68% of our total revenues for fiscal year 2006. Our outlook remains bullish, especially during the run-up to the 2008 Olympics. Our most enviable role as Internet Sponsor of the Beijing 2008 Olympics is the most important differentiating factor between Sohu and other Internet companies.”

Management Promotions

Sohu announced the following executive management promotions, effective today:

•

Ms. Belinda Wang, Senior Vice President of Sales and Marketing since September 2005, was promoted to Co-president and Chief Marketing Officer. Belinda joined Sohu in 1999 and now leads Sohu’s brand advertising sales and marketing efforts. Belinda has been instrumental in developing the online advertising market in China;

•

Ms. Carol Yu, Chief Financial Officer of Sohu since March 2004, was appointed to the additional position of Co-president. Carol brings over 20 years of management, finance, accounting and investment banking experience to Sohu; and

•

Dr. Yu Gong, Senior Vice President of Focus.cn and Wireless since September 2005, was promoted to Chief Operating Officer. Dr. Gong joined Sohu in 2003 when Focus.cn, a leading real estate website where Dr. Gong was President and CEO, was acquired by Sohu.

Business Outlook

Sohu estimates total revenues for first quarter 2007 to be between US$32.0 million to US$34.0 million, with advertising revenues of US$25.0 million to US$26.0 million and non-advertising revenues of US$7.0 million to US$8.0 million. Sohu estimates brand advertising revenues for the first quarter 2007 to be between US$22.5 million to US$23.0 million.

Assuming no effect of the new accounting standards FIN 48 “Accounting for Uncertainty in Income Taxes” which was effective on January 1, 2007, Sohu estimates non-GAAP fully diluted earnings per share for the first quarter of 2007 to be between US$0.18 and US$0.20.

Assuming no new grants of share-based awards, Sohu estimates the share-based compensation expense for the first quarter of 2007 to be between US$2.3 million and US$2.4 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the first quarter of 2007, under US GAAP, by US$0.06.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R, effective from January 1, 2006. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu’s management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors because it makes a more meaningful comparison of Sohu’s current results of operations to those of prior periods. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commission and bonus are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expenses, is that the share-based compensation charge has been and will continue to be a significant recurring expense in our business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu’s unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

Prior to July 1, 2005, the Company had included all of its website operating costs in cost of revenues of brand advertising. Beginning July 1, 2005, in order to improve the measurement of performance of each segment, the Company began allocating website operating cost to cost of revenues of each segment based on actual usage. Accordingly, the Company reclassified cost of revenues amongst each segment for previous periods presented to conform with current period classification.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

In addition, in January 2006, the Company reclassified software and domain names from other assets to intangible assets for better presentation. To conform with the current year presentation, the relevant amounts as of December 31, 2005 have been reclassified. Such reclassification has increased the net balance of intangible assets and decreased the net balance of other assets as of December 31, 2005 by US$3.0 million.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, wireless services (most wireless revenues are collected from a few mobile network operators), and online games for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and other filings with the Securities and Exchange Commission.

Conference Call

Sohu’s management team will host a conference call today at 8:00 PM EST, February 5, 2007 (or 9:00 AM Beijing/Hong Kong time, February 6, 2007) following the quarterly results announcement.

To listen to the conference call, please use the dial in numbers below:

SOUTH CHINA Toll Free Number: +10 800 120 0045

NORTH CHINA Toll Free Number: +10 800 712 0045

HONG KONG Toll Number: +800 908710

USA Toll Number: +1 800 475 3716/ +1 719 457 2728

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: +1 888 203 1112

International: +1 719 457 0820

PASSCODE: 7288429

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. Sohu offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. The company also operates a massively multi-player online role-playing game and a casual game platform. Sohu.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its eleventh year of operation.

Sohu.com Contact Information

Jessica Zhang

Senior Manager Investor Relations and Corporate Communications

Tel: +86 10 6272 6596

E-mail: ir@contact.sohu.com

http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
					(Audited)
Revenues:
Advertising
Brand advertising	$21,990	$21,024	$16,882	$78,993	$58,483
Sponsored search	2,937	2,852	3,406	12,765	12,414

Subtotal of advertising revenues	24,927	23,876	20,288	91,758	70,897

Non-advertising
Wireless	6,750	8,839	7,249	32,592	26,330
Others	2,673	2,683	2,113	9,886	7,320

Subtotal of non-advertising revenues	9,423	11,522	9,362	42,478	33,650

Total revenues	34,350	35,398	29,650	134,236	104,547

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $388, $403, $0, $1,394 and $0, respectively)	7,089	6,181	4,272	23,211	14,611
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $20, $24, $0, $88 and $0, respectively)	1,686	1,221	1,084	5,246	3,077

Subtotal of advertising cost of revenues	8,775	7,402	5,356	28,457	17,688

Non-advertising
Wireless	3,061	4,104	3,437	15,441	11,983
Others (includes share-based compensation expense under SFAS 123(R) of $4, $5, $0, $19 and $0, respectively)	703	910	774	3,231	2,748

Subtotal of non-advertising cost of revenues	3,764	5,014	4,211	18,672	14,731

Total cost of revenues	12,539	12,416	9,567	47,129	32,419

Gross profit	21,811	22,982	20,083	87,107	72,128

Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $572, $495, $0, $1,929 and $0, respectively)	4,988	5,037	3,555	18,885	13,730
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $442, $445, $0, $1,633 and $0, respectively)	7,889	7,236	7,353	28,532	20,110
General and administrative (includes share-based compensation expense under SFAS 123(R) of $576, $563, $0, $1,876 and $0, respectively)	2,723	4,094	2,441	13,092	10,153
Amortization of intangibles	466	509	509	1,993	1,948

Total operating expenses	16,066	16,876	13,858	62,502	45,941

Operating profit	5,745	6,106	6,225	24,605	26,187

Other (expense)/ income	(88)	(78)	2,351	477	2,447
Interest income	949	951	755	3,216	2,500

Income before income tax expense	6,606	6,979	9,331	28,298	31,134
Income tax expense	(482)	(351)	20	(1,579)	(11)

Income from continuing operations	6,124	6,628	9,351	26,719	31,123
Minority Interests	7	—	—	7	—

Net income from continuing operations	6,131	6,628	9,351	26,726	31,123
Loss from discontinued E-commerce operations	(57)	(27)	(414)	(841)	(1,342)

Net income	$6,074	$6,601	$8,937	$25,885	$29,781

Basic net income per share	$0.17	$0.18	$0.24	$0.70	$0.82

Shares used in computing basic net income per share	36,574	36,640	36,626	36,730	36,309
Diluted net income per share	$0.16	$0.17	$0.23	$0.68	$0.77

Shares used in computing diluted net income per share	38,780	38,787	39,435	39,105	39,680

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	As of Dec. 31, 2006	As of Dec. 31, 2005
		(Audited)
ASSETS
Cash, cash equivalents and investments in marketable debt securities	$129,698	$133,086
Accounts receivable, net	23,825	19,283
Prepaid and other current assets	5,961	4,546
Fixed assets, net	21,453	15,745
Goodwill	54,986	50,918
Intangible assets, net	8,360	11,251
Restricted cash	4,774	991
Other assets, net	4,534	3,861

	$253,591	$239,681

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$37,795	$35,053
Zero coupon convertible senior notes	59,780	74,780

Total liabilities	97,575	109,833

Minority interests	53	–
Shareholders’ equity	155,963	129,848

	$253,591	$239,681

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Dec. 31, 2006					Three Months Ended Sep. 30, 2006				Three Months Ended Dec 31, 2005
	GAAP	Non-GAAP Adjustments			Non- GAAP	GAAP	Non-GAAP Adjustments		Non- GAAP	GAAP	Non-GAAP Adjustments		Non- GAAP
Advertising revenues	$24,927	$			$24,927	$23,876	$—		$23,876	$20,288		$—	$20,288
Less: Cost of advertising revenues	8,775		(408	) (a)	8,367	7,402	(427	) (a)	6,975	5,356		—	5,356

Advertising gross profit	$16,152		$408		$16,560	$16,474	$427		$16,901	$14,932		$—	$14,932

Advertising gross margin	65%				66%	69%			71%	74%			74%

Non-advertising revenues	$9,423				$9,423	$11,522	$—		$11,522	$9,362		$—	$9,362
Less: Cost of non-advertising revenues	3,764		(4	) (a)	3,760	5,014	(5	) (a)	5,009	4,211		—	4,211

Non-advertising gross profit	$5,659		$4		$5,663	$6,508	$5		$6,513	$5,151		$—	$5,151

Non-advertising gross margin	60%				60%	56%			57%	55%			55%

Total revenues	$34,350				$34,350	$35,398	$—		$35,398	$29,650		$—	$29,650
Less: Total cost of revenues	12,539		(412	) (a)	12,127	12,416	(432	) (a)	11,984	9,567		—	9,567

Gross profit	$21,811		$412		$22,223	$22,982	$432		$23,414	$20,083	$		$20,083

Gross margin	63%				65%	65%			66%	68%			68%

Operating expenses	$16,066		$(1,590	) (a)	$14,476	$16,876	$(1,503	) (a)	$15,373	$13,858		$—	$13,858

Net income	$6,074		$2,002		$8,076	$6,601	$1,935		$8,536	$8,937		$—	$8,937

Diluted net income per share	$0.16				$0.21	$0.17			$0.22	$0.23			$0.23

Shares used in computing diluted net income per share	38,780				39,339	38,787			39,370	39,435			39,435

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Twelve Months Ended Dec. 31, 2006					Twelve Months Ended Dec. 31, 2005
	GAAP	Non-GAAP Adjustments			Non-GAAP	GAAP	Non-GAAP Adjustments			Non-GAAP
Advertising revenues	$91,758	$			$91,758	$70,897	$			$70,897
Less: Cost of advertising revenues	28,457		(1,482	)(a)	26,975	17,688		—		17,688

Advertising gross profit	$63,301		$1,482		$64,783	$53,209		$—		$53,209

Advertising gross margin	69%				71%	75%				75%

Non-advertising revenues	$42,478	$			$42,478	$33,650		$—		$33,650
Less: Cost of non-advertising revenues	18,672		(19	)(a)	18,653	14,731		—		14,731

Non-advertising gross profit	$23,806		$19		$23,825	$18,919		$—		$18,919

Non-advertising gross margin	56%				56%	56%				56%

Total revenues	$134,236	$			$134,236	$104,547		$—		$104,547
Less: Total cost of revenues	47,129		(1,501	)(a)	45,628	32,419		—		32,419

Gross profit	$87,107		$1,501		$88,608	$72,128		$—		$72,128

Gross margin	65%				66%	69%				69%

Operating expenses	$62,502		$(5,438	)(a)	$57,064	$45,941		$(2	)(b)	$45,939

Net income	$25,885		$6,939		$32,824	$29,781		$2	(b)	$29,783

Diluted net income per share	$0.68				$0.85	$0.77				$0.77

Shares used in computing diluted net income per share	39,105				39,467	39,680				39,680

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).
(b)	To eliminate share-based compensation expense as measured using the intrinsic value method under APB 25.